Exhibit 99.1

Biotricity Reports Financial Results for Fiscal 2023 First Quarter

REDWOOD CITY, CA / ACCESSWIRE / August 15, 2022 / Biotricity Inc. (NASDAQ:BTCY) (“Biotricity” or the “Company”), a medical diagnostic and consumer healthcare technology company, today announced its financial results for its fiscal 2023 first quarter ended June 30, 2022.

Dr. Waqaas Al-Siddiq, Founder & CEO of Biotricity, commented, “We are pleased with our year-over-year revenue growth and ability to maintain gross margins at 60% as we begin to roll out our new Biotres and Bioheart products lines through our established network. Both new product offerings will complement the existing platform we have built through Bioflux to make the Biotricity ecosystem an all-in-one go-to solution for cardiologists. Additionally, because Biotres is a higher volume wireless wearable cardiac monitoring device as compared to Bioflux, we expect to expand our distribution to include channels such as Hospital Networks or Integrated Delivery Networks.”

Q1-FY23 Financial Highlights:

●	Revenue totaled $2.1 million.
●	Gross profit totaled $1.2 million.
●	Gross profit margins were 60% and consistent with the full year FY22.
●	Net loss totaled $5 million or $0.098 per share; adjusted loss per share, a non- GAAP measure, was $0.085 per share after removing certain non-recurring expenses.

Operating Highlights for the FY22 to Date:

●	After receiving FDA 510(k) clearance in January 2022, in April 2022, Biotricity officially launched wireless wearable holter patch device, Biotres, a revolutionary holter technology.
●	Unveiled Biokit, a personal medical device kit for integration into the Biotricity ecosystem.
●	Launched Bioheart, one of the first heart rhythm recorders and personal heart lifestyle solutions.
●	Expanded our network to cover 29 states with over 2,000 physicians using our product.

Full details of the Company’s financial results will be filed with the SEC on Form 10-Q by visiting www.sec.gov.

Financial Results Conference Call

Management will host a conference call on Monday, August 15, 2022 at 4:30 p.m. ET to discuss its financial results for the fiscal 2023 first quarter and provide a business update. Additional details are available under the Investor Relations section of the Company’s website: https://www.biotricity.com/investors/

Event:	Biotricity Fiscal First Quarter 2023 Financial Results Conference Call
Date:	Monday, August 15, 2022
Time:	4:30 p.m. Eastern Time
Live Call:	1-888-220-8451 (U.S. Toll-Free) or 1-646-828-8193 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1561778&tp_key=c6d6c779d3

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until August 29, 2022 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 2688378.

About Biotricity:

Biotricity is reforming the healthcare market by bridging the gap in remote monitoring and chronic care management. Doctors and patients trust Biotricity’s unparalleled standard for preventive & personal care, including diagnostic and post-diagnostic solutions for chronic conditions. The company develops comprehensive remote health monitoring solutions for the medical and consumer markets. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward Looking Statements:

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” “project,” or “goal” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans, objectives and goals of management for future operations, including plans, objectives or goals relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company’s future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company’s inability to expand the Company’s business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. There cannot be any assurance that the Company will ever become profitable. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Use of Non-GAAP Information

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP in this press release, Biotricity presents adjusted net loss, which is a non-GAAP financial measure. Adjusted net loss is determined by deducting one-time derivative fair value and accretion expenses from net loss attributable to common shareholders. Our definition of adjusted net loss may not be comparable to the definitions of similarly titled measures used by other companies. We believe that this non-GAAP financial measure, viewed in addition to and not in lieu of its reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is used as part of the Company’s internal reporting to evaluate its operations and the performance of senior management.

The following reconciliation calculates the adjusted loss per share:

3 months ended June 30, 2022
$
Net loss attributable to common stockholders	(5,024,389)
Add:
Provision for income taxes	-
Interest expense	388,388
Depreciation expense	1,488
EBITDA	(4,634,512)

Add (Less)
Other (income) expense related to convertible note conversion	50,908
Fair value change on derivative liabilities	198,224

Adjusted EBITDA	(4,385,381)

Weighted average number of common shares outstanding	51,440,944
Adjusted Loss per Share, Basic and Diluted	(0.085)

Contacts:

Investor Relations:

KCSA Strategic Communications

Valter Pinto or Jack Perkins

(212) 896-1254

investors@biotricity.com

Media Relations:

Erica Fiorini, Russo Partners

(212) 845-4253

Erica.Fiorini@russopartnersllc.com

BIOTRICITY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS AT JUNE 30, 2022 (unaudited) AND MARCH 31, 2022 (audited)

(Expressed in US Dollars)

	As at June 30, 2022	As at March 31, 2022
	$	$
CURRENT ASSETS
Cash	7,207,974	12,066,929
Accounts receivable, net	1,826,920	2,006,678
Inventory	1,431,054	842,924
Deposits and other receivables	380,592	406,280
Total current assets	10,846,540	15,322,811
Deposits	85,000	85,000
Long-term accounts receivable	-	-
Property and equipment	25,970	27,459
Operating right-of-use lease asset [Note 10]	1,192,169	1,242,700
TOTAL ASSETS	12,149,679	16,677,970

CURRENT LIABILITIES
Accounts payable and accrued liabilities [Note 4]	2,701,077	2,595,747
Convertible promissory notes and short term loans [Note 5]	1,238,000	1,540,000
Derivative liabilities [Note 8]	419,332	520,747
Operating lease liability [Note 10]	219,033	210,320
Total current liabilities	4,577,442	4,866,814

Federally guaranteed loans [Note 7]	870,800	870,800
Term loan [Note 6]	11,662,742	11,612,672
Derivative liabilities [Note 8]	537,318	352,402
Operating lease liability [Note 10]	1,061,795	1,120,018
TOTAL LIABILITIES	18,710,097	18,822,706

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock, $0.001 par value, 10,000,000 authorized as at June 30, 2022 and March 31, 2022, respectively, 1 share issued and outstanding as at June 30, 2022 and March 31, 2022, respectively [Note 9]	1	1
Preferred stock, $0.001 par value, 20,000 authorized as at June 30, 2022 and March 31, 2022, respectively, 6,872 and 7,201 preferred shares issued and outstanding as at June 30, 2022 and as at March 31, 2022, respectively [Note 9]	8	7
Preferred stock	1	1
Common stock, $0.001 par value, 125,000,000 authorized as at June 30, 2022 and March 31, 2022, respectively. Issued and outstanding common shares: 50,219,034 and 49,810,322 as at June 30, 2022 and March 31, 2022, respectively, and exchangeable shares of 1,466,718 and 1,466,718 outstanding as at June 30, 2022 and March 31, 2022, respectively [Note 9]	51,685	51,277
Shares to be issued 95,515 and 123,817 shares of common stock as at June 30, 2022 and March 31, 2022, respectively) [Note 9]	72,299	102,299
Additional paid-in-capital	91,912,772	91,507,478
Accumulated other comprehensive loss	(535,653)	(768,656)
Accumulated deficit	(98,061,531)	(93,037,142)
Total stockholders’ equity (deficiency)	(6,560,418)	(2,144,736)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	12,149,679	16,677,970

BIOTRICITY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED JUNE 31, 2022 AND 2021 (unaudited)

(Expressed in US Dollars)

	3 Months Ended June 30, 2022	3 Months Ended June 30, 2021
	$	$
REVENUE	2,056,052	1,764,110
Cost of Revenue	830,923	525,426
GROSS PROFIT	1,225,129	1,238,684
EXPENSES
General and administrative expenses [Notes 8, 9 and 10]	4,881,003	3,652,203
Research and development expenses	821,176	588,997
TOTAL OPERATING EXPENSES	5,702,179	4,241,200
Other (income)/expense [Note 8] [Note 9]	-	(8,782)
Loss upon convertible promissory notes conversion	50,908	28,215
Accretion and amortization expenses [Note 5] [Note 6]	50,070	2,335,167
Change in fair value of derivative liabilities [Note 8]	198,224	298,983
NET LOSS BEFORE INCOME TAXES	(4,776,252)	(5,656,099)
Income taxes	-	-
NET LOSS BEFORE DIVIDENDS	(4,776,252)	(5,656,099)
Less: Preferred Stock Dividends	248,137	241,264
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(5,024,389)	5,897,363
Translation adjustment	233,003	6,560

COMPREHENSIVE LOSS	(4,791,386)	(5,890,803)

LOSS PER SHARE, BASIC AND DILUTED	(0.098)	(0.151)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	51,440,944	39,095,637

BIOTRICITY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED JUNE 30, 2022 AND 2021 (UNAUDITED)

(Expressed in US Dollars)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021
	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(4,776,252)	(5,656,099)
Adjustments to reconcile net loss to net cash used in operations
Stock based compensation	149,190	155,851
Issuance of shares for services	7,051	-
Issuance of warrants for services	77,414	151,897
Accretion and amortization expenses	-	2,335,167
Change in fair value of derivative liabilities	198,224	298,983
Loss on debt	50,908	28,213
Property, plant and equipment depreciation	1,488	-
Changes in operating assets and liabilities:
Accounts receivable, net	179,758	(401,818)
Inventory	(588,130)	92,694
Deposits and other receivables	(4,312)	(86,221)
Accounts payable and accrued liabilities	416,047	399,937
Net cash used in operating activities	(4,288,164)	(2,681,396)

CASH FLOWS FROM INVESTING ACTIVITIES
property, plant and equipment	-	-
Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common shares, net	-	-
Issuance of preferred shares, net	-	-
Redemption of preferred shares	(328,904)	-
Exercise of warrants for cash	-	146,250
Federally guaranteed loans	-	499,900
Proceeds from (repayment to) convertible notes, net	-	-
Proceeds from (repayment to) convertible debentures, net	-	139,780
Issuance of shares from uplisting	-	-
Proceeds pursuant to term loan, net	50,070	-
Preferred Stock Dividend	(516,817)	(204,842)
Net cash provided by financing activities	(795,651)	581,088

Effect of foreign currency translation	224,860	100,334
Net increase (decrease) in cash during the period	(5,083,815)	(1,999,974)
Cash, beginning of period	12,066,929	2,201,562
Cash, end of period	7,207,974	201,588